UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), is filing this Amendment No. 2 (the “Amendment No. 2”) to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2025, as amended by its Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on October 8, 2025 (as amended, the “Prior Form 8-K”) to report the effective date of the CVR Agreement (as defined below) and to report a change in the rights agent. For convenience, the Company has repeated the “Contingent Value Rights Agreement” subsection of Item 1.01 of the Prior Form 8-K below with updated information. In addition, the executed version of the CVR Agreement is filed as Exhibit 10.1 hereto. Except as stated in this Explanatory Note, this Amendment No. 2 does not otherwise change or update the disclosure set forth in Item 1.01 of the Prior Form 8-K, and should be read in conjunction with the Prior Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

Effective as of October 8, 2025, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Vstock Transfer, LLC as rights agent (the “Rights Agent”), pursuant to which each holder of Common Stock as of as of 5:00 p.m. Eastern Time on October 20, 2025, including those holders receiving shares of Common Stock in connection with the Acquisition, is entitled to one contractual contingent value right (each, a “CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder as of such time. The CVR Agreement has a term of seven years.

When issued, each CVR will entitle the holders thereof (the “Holders”), in the aggregate, to 50% of the Net Proceeds (as defined in the CVR Agreement) from any Upfront Payment (as defined in the CVR Agreement) or Milestone Payment (as defined in the CVR Agreement) received by the Company in a given calendar quarter.

The distributions in respect of the CVRs that become payable will be made on a quarterly basis and will be subject to a number of deductions, subject to certain exceptions or limitations, including but not limited to certain taxes and certain out-of-pocket expenses incurred by the Company.

Under the CVR Agreement, the Rights Agent has, and Holders of at least 40% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all Holders. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than as permitted pursuant to the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Contingent Value Rights Agreement, dated as of October 8, 2025, by and between TransCode Therapeutics, Inc. and Vstock Transfer, LLC.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
October 17, 2025

4